Exhibit 99.1

ARBINET TO RELEASE THIRD QUARTER EARNINGS CONCURRENT WITH AMENDED FORM 10-K FILING

New Brunswick, NJ, November 2, 2006 – Arbinet-thexchange, Inc. (NasdaqGM: ARBX) announced today that it intends to release its results for the quarter ended September 30, 2006 concurrent with the filing of its amended Form 10-K for the year ended December 31, 2005 and that it will re-schedule its conference call to discuss the financial results for the period at that time. This will provide the Company with additional time to perform further review of the financial statements that are to be amended.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services, which streamline performance and improve profitability for Members.

Arbinet’s 600+ voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2005. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to, statements about the Company’s intention to hold its conference call to discuss the financial results for the quarter ended September 30, 2006 at a later date and the Company’s expected filing of its Form 10-Q for the quarter ended September 30, 2006 and its amended Form 10-K. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: additional information that may impact the Company’s accounting review; the financial accounting related to the Company’s restated financial statements, including any potential tax impacts; unanticipated consequences of the restatement; any inability to complete the preparation of the Company’s financial statements for the quarter ended September 30, 2006 in a timely manner; the Company’s ability to coordinate and complete the restatement and file the Company’s amended Annual Report on Form 10-K for the year ended December 31, 2005; and the review by the Company’s independent auditor of the Company’s 2005 financial statements and the audit of the 2006 financial statements. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Annual Report on Form 10-K and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne Arbinet 1.732.509.9230 jwynne@arbinet.com	David Pasquale or Denise Roche The Ruth Group 1.646.536.7006 / 1.646-536-7008 dpasquale@theruthgroup.com / droche@theruthgroup.com

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